UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Enpro Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-(6)(i)(1) and 0-11

Enpro Inc. 5605 Carnegie Boulevard, Suite 500 Charlotte, North Carolina 28209

ENPRO INC.
SUPPLEMENTAL PROXY MATERIAL

For the 2025 Annual Meeting of Shareholders to be Held on April 30, 2025

March 25, 2025

Supplemental Biographical Information

This information supplements the definitive proxy statement (the “Proxy Statement”) filed by Enpro Inc. (the “Company”) on March 24, 2025 relating to the Company’s 2025 Annual Meeting of Shareholders to be held on April 30, 2025 (the “Annual Meeting”).

The Company is providing this supplemental information solely to update the biography of Ronald C. Keating. Mr. Keating is a current director standing for re-election to the Company’s Board of Directors at the Annual Meeting. On March 20, 2025, the board of directors of Hayward Holdings, Inc. (“Hayward”), a public company, elected Mr. Keating to serve as a director of Hayward.

Important Information

This supplemental proxy material should be read in conjunction with the Proxy Statement as supplemented to date, including Mr. Keating’s full biography on page 13 of the Proxy Statement. This supplemental proxy material does not change or update any of the other information contained in the Proxy Statement.